EXHIBIT 32.1




                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Rocky Mountain Minerals, Inc. (the "Company") on Form 10-Q for the quarter ended April 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, W. Ray Hill, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



     Dated: June 14, 2006                       /s/ W. Ray Hill
                                                ---------------------------
                                                W. Ray Hill
                                                Chief Executive Officer and
                                                Chief Financial Officer



     A signed original of this written statement required by Section 906 has been provided to Rocky Mountain Minerals, Inc. And will be retained by Rocky Mountain Minerals, Inc. And furnished to the Securities and Exchange Commission or its staff upon request.




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